Exhibit 10.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:49 PM 08/29/2003
FILED 12:49 PM 08/29/2003
SRV 030563161

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

•                                          First:  This at a meeting of the Board of Directors of PUTNAM MANAGEMENT INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:

The name of the Corporation shall be PUBLIC MEDIA WORKS, INC.”

•                                          Second:  That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice to accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•                                          Third:  That said amendment was duly adopted to accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•                                          Fourth:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Rick Plotnikoff
(Authorized Officer)

NAME:	Rick Plotnikoff, President and Sole Shareholder
(Type or Print)